UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       February 5, 2004

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification No.)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:
(801) 345-6100

N/A
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

On February 5, 2004, Nu Skin Enterprises issued a press release announcing its financial results for the fourth quarter and the year ended December 31, 2003, and certain other information. A copy of Nu Skin Enterprises’ press release is attached as Exhibit 99.1 to this report and incorporated by reference.

The information furnished in this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

In the press release furnished herewith in Exhibit 99.1, the Company provides earnings per share and operating margin measures for the year that exclude certain one-time charges that were incurred in the third quarter of 2003. These measures adjust GAAP earnings per share and operating margin to remove the impact of these charges that are unusual in nature and unlikely to impact results of operations going forward. Management believes these non-GAAP financial measures assist management and investors in evaluating, and comparing from period to period, results from ongoing operations in a more meaningful and consistent manner while also highlighting more meaningful trends in the results of operations. A reconciliation of earnings per share and operating margin, excluding the one-time charges, to earnings per share and operating margin, on a GAAP basis, is provided in the press release furnished herewith.

EXHIBIT NO.	DESCRIPTION
99.1	Nu Skin Enterprises’ Press Release dated February 5, 2004, regarding fourth quarter and year-end financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/  Ritch N. Wood
Ritch N. Wood
Chief Financial Officer

Date: February 5, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Nu Skin Enterprises’ Press Release dated February 5, 2004, regarding fourth quarter and year-end financial results.